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                                                                    EXHIBIT 10.3

                                AMENDMENT 2001-1

                              BECKMAN COULTER, INC.
                                  SAVINGS PLAN


      WHEREAS, Beckman Coulter, Inc. (the "Company"), a Delaware corporation, maintains the Beckman Coulter, Inc. Savings Plan (the "Plan"); and

      WHEREAS, the Company wishes to amend the Plan to eliminate certain optional forms of distribution as permitted by Treasury Regulations, provide for automatic enrollment, provide that deferrals under the Plan effective January 1, 2002 will be permitted for up to thirty percent (30%) of all compensation, provide for the catch-up contributions allowed by Section 414(v) of the Internal Revenue Code, and make certain changes to the Plan applicable to participants who are also participants under the Company's Restoration Plan; and

      WHEREAS, the Company has the right to amend the Plan;

      NOW, THEREFORE, the Plan is hereby amended, effective as set forth below:

      1.    The second sentence of the definition of Plan Compensation in
Section 1.2 is amended by inserting "132(f)" immediately after "401(k)."

      2.    The following is hereby added to the end of Section 2.2:

      "Effective April 1, 2002, each Employee shall automatically enroll in the Plan and become a Participant upon first becoming an Eligible Employee, unless he provides (by such procedures as the Committee establishes) an election not to enroll. The automatic enrollment procedures set forth herein shall not apply to any Employee who was an Eligible Employee at any time before April 1, 2002.

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      Unless the Participant elects otherwise, or as otherwise required pursuant to the Plan, the Participant shall be deemed to make the following elections at the time of his automatic enrollment:


      (a) The Participant shall make Before-Tax Savings Contributions of three percent (3%) of his Plan Compensation;


      (b) The Participant's Before-Tax Savings Contributions shall be invested in an investment fund designated by the Committee and announced to Eligible Employees;


      (c) The Participant's Company Matching Contributions shall be invested in the Beckman Coulter Stock Fund; and


      (d) The Participant's Beneficiary shall be his spouse, if any, and then his estate if his spouse predeceases him.


      Notwithstanding the preceding deemed elections, the Participant shall be entitled to change any investment elections, contribution amounts, and beneficiary designations, or make any other elections allowed under the Plan, pursuant to the terms of the Plan.



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      Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."


      3. Section 3.1(a) is amended to read as follows, effective January 1, 2002:


      "(a) Election to Defer. Subject to the limitations of this Section and
      Section 4.1, each Participant may elect to make Before-Tax Savings Contributions, in accordance with procedures prescribed by the Committee in whole percentages from 1% to 30% of said Participant's Plan Compensation. Before-Tax Savings Contributions shall be credited to the Participant's Before-Tax Savings Account, and shall be made in accordance with rules established by the Committee."


      4. Section 3.2(a) is amended to read as follows, effective January 1, 2002:

      "(a) Election to Make After Tax Savings Contributions. Subject to the limitations of Section 3.4 and 4.1, each Participant may elect to make After-Tax Savings Contributions on his own behalf in accordance with procedures established by the Committee in whole percentages from 1% to 15% of said Participant's Plan Compensation."


      5. Section 3.3(a) is hereby amended to read as follows, effective January 1, 2002:


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      "(a) Amount of Company Matching Contributions. Subject to the limitations of this Section 3.3, Section 3.4, and Section 4.1, for each Plan Year the Company shall make Company Matching Contributions to the Plan as follows:


            (i) To the extent a Participant's Company Matching Contributions are invested in the Beckman Coulter Stock Fund in accordance with
            Section 3.7(b)(2), the Company Matching Contribution shall be equal to 70% of the sum of the Participant's Before-Tax Savings Contributions, After-Tax Savings Contributions and Catch-Up Contributions for the Plan Year on up to 5% of such Participant's Plan Compensation;


            (ii) To the extent a Participant's Company Matching Contributions are invested in the Investment Funds other than the Beckman Coulter Stock Fund in accordance with Section 3.7(b), the Company Matching Contribution shall be equal to 50% of the sum of the Participant's Before-Tax Savings Contributions, After-Tax Savings Contributions and Catch-Up Contributions for the Plan Year on up to 5% of such Participant's Plan Compensation."


      6. Section 3.5 is hereby amended to read as follows, effective January 1, 2002:

      "A Participant's Before-Tax Savings Contribution percentage, After-Tax Savings Contribution percentage and election concerning Catch-Up Contributions will



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      remain in effect, notwithstanding any change in Plan Compensation, until the Participant elects to discontinue such Contributions or to change the percentage. A Participant may elect as of the first day of each pay period (or such other time established by the Committee) to discontinue, resume or change the percentage of his Before-Tax Savings Contributions, After-Tax Savings Contributions or Catch-Up Contributions, by electing to do so in the manner and at the time prescribed by the Committee.


      A Participant who is also a participant in the Restoration Plan for a Plan Year shall be permitted to change his or her election of Before-Tax Savings Contributions or Catch-Up Contributions effective as of the first day of a Plan Year, and shall be entitled to change his or her election of After-Tax Savings Contributions during a Plan Year, in each case according to the manner prescribed by the Committee.


      Notwithstanding the foregoing paragraphs, a Participant who is a participant in the Restoration Plan for a Plan Year shall not be permitted to change, discontinue, or resume his or her election of Before-Tax Savings Contributions or (if applicable) Catch-Up Contributions during that Plan Year; provided, however, that such a Participant may elect, in a manner prescribed by the Committee, to completely discontinue all Before-Tax Savings Contributions, Catch-Up Contributions (if applicable) and After-Tax Savings Contributions under the Plan; provided, however, such a Participant must concurrently discontinue contributions under the Restoration Plan and, if applicable, the Deferred Compensation Plan,


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      and such a Participant may not resume contributions to the Plan or such other plans for the remainder of the Plan Year and the following Plan Year. In addition, a Participant who is also a participant in the Deferred Compensation Plan who discontinues his or her salary and/or bonus deferrals during the year under the Deferred Compensation Plan must at the same time discontinue all Before-Tax Savings Contributions, Catch-Up Contributions (if applicable) and After-Tax Savings Contributions under this Plan and the Restoration Plan. Such a Participant may not resume contributions to this Plan or such other plans for the remainder of the Plan Year and the following Plan Year.


      The Committee may permit telephonic and on-line elections or change elections and establish rules regarding telephonic and on-line elections. The Committee may establish other rules concerning Before-Tax Savings Contributions, After-Tax Savings Contributions and Catch-Up Contributions. By way of example and not of limitation, such rules may include the following:


                  (a) Rules specifying maximum and/or minimum Before-Tax Savings Contributions and/or After-Tax Savings Contributions, either as dollar or percentage amounts;

                  (b) Rules specifying the frequency with which contribution elections may be changed (and the effective dates of such change elections);


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                  (c)   Rules establishing specific pay periods for which
            Before-Tax Savings Contributions, After-Tax Savings Contributions and/or Catch-Up Contributions may be made; and

                  (d) That contribution elections and any changes to Before-Tax Savings Contributions, After-Tax Savings Contributions and/or Catch-Up Contributions be made on forms established by the Committee."

            7. The following new Section 3.10 is hereby added to the Plan effective January 1, 2002:

            "3.10. Catch-Up Contributions. All Participants who are eligible to make Before-Tax Savings Contributions under this Plan and who have obtained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b),
            or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions."


            8. Section 4.1 is hereby amended to read as follows, effective January 1, 2002:


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                  "Notwithstanding anything else contained herein, the Annual
            Additions to all the Accounts of a Participant shall not exceed the lesser of $40,000 (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 100% of the Participant's Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto."


            8. Section 6.6(c) is amended by adding the following to the end of the Section, effective as provided in the Small Business Job Protection Act:


            "If the nonforfeitable balance of the terminating Participant's Accounts is a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice described above is given, provided that: (i) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects an immediate distribution."


            9. The following is hereby added to the end of the first paragraph of Section 4 of Appendix D:

            "Effective January 1, 2002, only the distribution options generally available under the Plan shall be available pursuant to this Appendix D."



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      IN WITNESS WHEREOF, this Amendment 2001-1 is hereby adopted this 1st day of November, 2001.


                                         BECKMAN COULTER, INC.



                                         By  /s/ Fidencio M. Mares
                                           ----------------------------------
                                                Fidencio M. Mares

                                         Its  Vice President< Human Resources
                                             ---------------------------------





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